Exhibit 10(u)(2)
VECTREN CORPORATION NONQUALIFIED DEFINED BENEFIT RESTORATION PLAN
(As Amended and Restated Effective January 1, 2005)

First Amendment
Vectren Corporation, having reserved the right under Section 1.37 of the Vectren Corporation Nonqualified Defined Benefit Restoration Plan (As Amended and Restated Effective January 1, 2005), and as thereafter amended (the "Plan"), to amend the Plan, does hereby amend the Plan as follows, effective as of the date set forth below:
1.Section 1.01 of the Plan shall be amended to read as follows:
"Section 1.01 Administrator. The term "Administrator" means the Committee, which shall have the sole authority to manage and to control the operation and administration of this Plan."
2.Section 1.03 of the Plan shall be amended to read as follows:
"Section 1.03 Board. The term "Board" means the Board of Directors of CenterPoint, as constituted from time to time, or any successor thereto."
3.A new Section 1.04A shall be added to the Plan to read as follows:
"Section 1.04A CenterPoint. The term "CenterPoint" means CenterPoint Energy, Inc., a Texas corporation, or a successor to CenterPoint Energy, Inc. in the ownership of substantially all of its assets."
4.A new Section 1.05A shall be added to the Plan to read as follows:
"Section 1.05A Committee. The term "Committee" means the Benefits Committee of CenterPoint or such other committee designated by the Board."
5.The first sentence of Article II of the Plan shall be amended to read as follows: "An individual shall be eligible for benefits as a Participant under this Plan if the individual is designated as a Participant by the Committee or by the President
of the Company; is employed by an Employer at a vice president or higher level; and has annual Compensation that exceeds or has ever exceeded the limits of Section 401(a)(l 7) of the Code."

6.Section 4.01 of the Plan shall be amended to read as follows:
"Section 4.01 Delegation of Responsibility. The Administrator may delegate its duties involved in the administration of this Plan to such person or persons whose services are deemed by it to be necessary or convenient. However, the ultimate responsibility for the administration of this Plan shall remain with the Administrator."
7.Section 4.03 of the Plan shall be amended to read as follows:
"Section 4.03 Construction of the Plan. The Administrator shall have the power to construe this Plan and to determine all questions of fact or law arising under it. It may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as it may deem appropriate. All acts and determinations of the Administrator shall be final and conclusive on the Company, the Participants, the Spouses of deceased Participants and on any and all other persons who may be affected by, or have an interest in, this Plan."
8.The first sentence of Section 4.05 of the Plan shall be amended to read as follows:
"The Company shall indemnify and hold harmless each member of the Committee, its agents, and each officer, director and employee of the Company and its subsidiaries and affiliates to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, tine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company."
9.The following new Section 4.07 shall be added to Article IV of the Plan:
Section 4.07    Clams Procedures.
(a)Presenting Claims for Benefits. If any person believes he is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions,
(iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the person's rights following an adverse benefit determination on review, including a statement of his right to file a lawsuit under ERISA if the claim is denied on appeal. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).
(b)Claim Review Procedure. Within 60 days after the date on which a person receives a notice of denial, such person or his duly authorized representative ("Applicant") may (i) file a written request with the Committee for a review of his denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The Committee shall render a decision no later than the date of its regularly scheduled meeting next following receipt of a request for review, except that a decision may be rendered no later than the second such meeting if the request is received within 30 days of the first meeting. The Applicant may request a formal hearing before the Committee which the Committee may grant in its discretion. Notwithstanding the foregoing, under special circumstances that require an extension of time for rendering a decision (including, but not limited to, the need to hold a hearing), the decision may be rendered not later than the date of the third regularly scheduled Committee meeting following the receipt of the request for review. If such an extension is required, the Applicant will be advised in writing before the extension begins. If the claim is denied in whole or part, such notice, which shall be in a manner calculated to be understood by the person receiving such notice, shall include (i) the specific reasons for the decision, (ii) the specific references to the pertinent Plan provisions on which the decision is based, (iii) that the Applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and (iv) a statement of the Applicant's right to file a lawsuit under ERISA. Benefits under this Plan will only be paid if the Committee decides, in its discretion, that an Applicant is entitled to them.
(c)Exhaustion of Administrative Remedies. The decision of the Committee on review of the claim denial shall be binding on all parties when the Applicant has exhausted the claims procedure under this Section. Moreover, no action at law or in equity shall be brought to recover benefits under this Plan prior to the date the Applicant has exhausted the administrative remedies under this Section."
10.The first sentence of Section 5.01 of the Plan shall be amended to read as follows:
"This Plan may be amended, modified or terminated by the Company, subject to the approval of the Board; provided, however, that no such amendment, modification or termination shall have the effect of reducing the benefits currently in pay status to a Participant or, if applicable, his Spouse or the benefits that would have been payable hereunder if a Participant's employment with the Employers had been terminated immediately before such amendment, modification or termination. Any amendment, modification, or termination shall be set out in an instrument in writing duly authorized by the Board and executed by an appropriate officer of the Company."

IN WITNESS WHEREOF, Vectren Corporation has executed these presents as evidenced by the signature of its officer affixed hereto, which may be sufficiently evidenced by any executed copy hereof, this 9th day of April, 2019, and effective as of such date.

Vectren Corporation
By: /s/Scott M. Prochazka
Scott M. Prochazka
Preident

ATTEST:
/s/Vincent A. Mercaldi
Vincent A. Mercaldi
Corporate Secretary

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